Exhibit 5.15
Consent of SRK Consulting (US), Inc.
In connection with NovaGold Resources Inc.’s registration statement on Form F-10 originally dated March 19, 2007, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the “Registration Statement”), I, Nicholas Michael, on behalf of SRK Consulting (US) Inc. (“SRK”), hereby consent to references to SRK’s name and to its involvement in the preparation of a preliminary economic assessment for the Donlin Creek project and to it’s involvement in the review of information provided by Barrick Gold Corporation with respect to the Donlin Creek project (the “Technical Information”) in the Registration Statement, and to the inclusion and incorporation by reference of information derived from the Technical Information in the Registration Statement.
Dated at Lakewood, Colorado, this 16th day of April, 2007.
/s/  Nicholas Michael
Nicholas Michael
Principal Mineral Economist
SRK CONSULTING (US), Inc.

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